AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     BETWEEN

                             RF MICRO DEVICES, INC.,

                                       AND

                          RESONEXT COMMUNICATIONS, INC.

                          DATED AS OF OCTOBER 15, 2002


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
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                                TABLE OF CONTENTS

                                                                                                               PAGE

Section 1  Description of Transaction.............................................................................1
   1.1            Merger of Company into and with Acquiror........................................................1
   1.2            Effect of the Merger............................................................................1
   1.3            Closing; Effective Time.........................................................................2
   1.4            Articles of Incorporation and Bylaws; Directors and Officers....................................2
   1.5            Conversion of Shares............................................................................2
   1.6            Closing of the Company's Transfer Books.........................................................5
   1.7            Exchange of Certificates........................................................................5
   1.8            Stockholders' Representative....................................................................6
   1.9            Tax Consequences................................................................................8
   1.10           Certain Payments................................................................................8
   1.11           Structure.......................................................................................8
   1.12           Further Action..................................................................................9
   1.13           Lock-Up.........................................................................................9
Section 2  Representations and Warranties of the Company.........................................................10
   2.1            Due Organization, Subsidiaries, etc............................................................10
   2.2            Certificate of Incorporation and Bylaws; Corporate Records.....................................11
   2.3            Capitalization, etc............................................................................11
   2.4            Authorization of Transaction...................................................................13
   2.5            Financial Statements...........................................................................14
   2.6            Absence of Changes.............................................................................14
   2.7            Title to and Sufficiency of Assets.............................................................16
   2.8            Product Warranties.............................................................................16
   2.9            Proprietary Assets.............................................................................16
   2.10           Contracts......................................................................................18
   2.11           Compliance with Legal Requirements.............................................................18
   2.12           Governmental Authorizations....................................................................18
   2.13           Tax Matters....................................................................................19
   2.14           Employee and Labor Matters; Benefit Plans......................................................20
   2.15           Environmental Matters..........................................................................23
   2.16           Legal Proceedings; Orders......................................................................23
   2.17           Real Property..................................................................................24
   2.18           Insurance......................................................................................24
   2.19           Inapplicability of Anti-Takeover Statutes; Dissenters' Rights..................................24
   2.20           Non-Contravention; Consents....................................................................24
   2.21           Names..........................................................................................25
   2.22           Bank Account...................................................................................25
   2.23           Full Disclosure................................................................................26
   2.24           Affiliate Transactions.........................................................................26
   2.25           Officer and Director Liability.................................................................26
Section 3  Representations and Warranties of Acquiror............................................................26
   3.1            Due Organization; Subsidiaries; etc............................................................26
   3.2            Articles of Incorporation and Bylaws...........................................................26
   3.3            Capitalization.................................................................................26
   3.4            SEC Filings; Financial Statements..............................................................27
   3.5            Absence of Certain Changes.....................................................................27
   3.6            Absence of Undisclosed Liabilities.............................................................28
   3.7            Litigation.....................................................................................28
   3.8            Authority; Binding Nature of Agreement.........................................................28
   3.9            Non-Contravention; Consents....................................................................28
   3.10           Full Disclosure................................................................................29
   3.11           Valid Issuance.................................................................................29
Section 4  Certain Covenants of the Company and Acquiror.........................................................29
   4.1            Access and Investigation.......................................................................29
   4.2            Operation of the Company's Business............................................................29
   4.3            Operation of Acquiror's Business...............................................................32
   4.4            No Solicitation................................................................................33
Section 5  Additional Covenants of the Parties...................................................................33
   5.1            Action by Certain Company Stockholders.........................................................33
   5.2            Regulatory Approvals...........................................................................33
   5.3            Stock Options..................................................................................33
   5.4            Employee Benefits..............................................................................34
   5.5            Additional Agreements..........................................................................35
   5.6            Disclosure.....................................................................................36
   5.7            Tax Representation Letters.....................................................................36
   5.8            Termination of Agreements......................................................................36
   5.9            Registration Exemption; Fairness Hearing.......................................................37
   5.10           Company Stockholders' Meeting..................................................................39
   5.11           Affiliate Agreements...........................................................................40
   5.12           Letter of the Company's Accountants............................................................40
   5.13           Confidentiality................................................................................40
   5.14           Tax-Free Reorganization........................................................................40
   5.15           No Undue Delay.................................................................................40
   5.16           Directors and Officers Protection..............................................................40
Section 6  Conditions Precedent to Obligations of Acquiror.......................................................41
   6.1            Accuracy of Representations....................................................................41
   6.2            Performance of Covenants.......................................................................41
   6.3            Stockholder Approval...........................................................................41
   6.4            Consents.......................................................................................41
   6.5            Agreements and Documents.......................................................................41
   6.6            No Material Adverse Effect.....................................................................42
   6.7            HSR Act........................................................................................42
   6.8            No Restraints..................................................................................42
   6.9            No Governmental Litigation.....................................................................42
   6.10           Cash Balance...................................................................................42
   6.11           Payment of Expenses............................................................................43
Section 7  Conditions Precedent to Obligation of the Company.....................................................43
   7.1            Accuracy of Representations....................................................................43
   7.2            Performance of Covenants.......................................................................43
   7.3            Documents......................................................................................43
   7.4            HSR Act........................................................................................43
   7.5            No Restraints..................................................................................43
   7.6            No Material Adverse Effect.....................................................................43
   7.7            Permit Application Approved; Registration Statement Effective;
                       Proxy Statement...........................................................................44
   7.8            Exchange Listing...............................................................................44
Section 8  Indemnification.......................................................................................44
   8.1            Indemnification by Stockholders................................................................44
   8.2            Indemnification by the Company.................................................................44
   8.3            Indemnification by Acquiror....................................................................44
   8.4            Notice of Claim................................................................................45
   8.5            Defense........................................................................................45
   8.6            Other Remedies.................................................................................45
   8.7            Maximum Indemnity Amount.......................................................................45
   8.8            Time Limitations...............................................................................46
   8.9            Waiver of Conditions...........................................................................46
Section 9  Termination...........................................................................................46
   9.1            Termination....................................................................................46
   9.2            Effect of Termination..........................................................................47
   9.3            Expenses.......................................................................................47
Section 10  Miscellaneous Provisions.............................................................................47
   10.1           Amendment......................................................................................47
   10.2           Waiver.........................................................................................48
   10.3           Survival of Representations and Warranties.....................................................48
   10.4           Entire Agreement; Counterparts.................................................................48
   10.5           Applicable Law; Jurisdiction...................................................................48
   10.6           Attorneys' Fees................................................................................49
   10.7           Assignability..................................................................................49
   10.8           Notices........................................................................................49
   10.9           Cooperation....................................................................................50
   10.10          Construction...................................................................................50
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EXHIBITS:

Exhibit A:        Certain Definitions
Exhibit B:        Escrow Agreement
Exhibit C:        Company Disclosure Schedule
Exhibit D:        Acquiror Disclosure Schedule
Exhibit E:        Affiliate Agreement



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of October 15, 2002, by and among RF MICRO DEVICES, INC., a North Carolina corporation ("Acquiror"), and RESONEXT COMMUNICATIONS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Acquiror and the Company intend to effect a merger (the "Merger") of the Company into and with Acquiror in accordance with this Agreement, the Delaware General Corporation Law ("DGCL") and the North Carolina Business Corporation Act ("NCBCA").

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The respective boards of directors of Acquiror and the Company have approved this Agreement and approved the Merger.

         D. In order to induce Acquiror to enter into this Agreement, (i) certain stockholders listed in Part 5.1(a) of the Company Disclosure Schedule have entered into Proxy and Voting Agreements with Acquiror, pursuant to which such individuals have agreed to certain matters with respect to the voting of certain shares of Company Common Stock and Company Preferred Stock in connection with the Merger and (ii) the individuals listed in Part 5.1(b) of the Company Disclosure Schedule have entered into certain Employment Agreements with Acquiror that will become effective concurrent with (and conditioned upon) the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

                                   SECTION 1
                           DESCRIPTION OF TRANSACTION

         1.1 MERGER OF COMPANY INTO AND WITH ACQUIROR. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Acquiror, and the separate existence of the Company shall cease. Acquiror will continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be RF Micro Devices, Inc.

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.
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         1.3 CLOSING;  EFFECTIVE  TIME.  The  consummation  of the  transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, One West Fourth Street, Winston-Salem, North Carolina, at 10:00 a.m. on a date to be designated by the Acquiror (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the latest to occur of the conditions set forth in
Section 6 and Section 7 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, (i) a certificate of merger satisfying the applicable requirements of the DGCL (the "Delaware Certificate of Merger") shall be duly executed by the Company and by Acquiror as the Surviving Corporation and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of Delaware for filing, and (ii) articles of merger satisfying the applicable requirements of the NCBCA (the "North Carolina Articles of Merger") shall be duly executed by Acquiror and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of North Carolina for filing. The Merger shall become effective upon the latest of: (a) the date and time of the filing of the Delaware Certificate of Merger with the Secretary of State of Delaware as determined under Section 103(c)(3) of the DGCL, or (b) the date and time of the filing of the North Carolina Articles of Merger with the Secretary of State of North Carolina as determined under Section 55D-14(a)(1) of the NCBCA, and (c) such other effective date and time as may be specified in the Delaware Certificate of Merger or the North Carolina Articles of Merger with the consent of Acquiror (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Acquiror prior to the Effective Time:

         (a)  the  Articles  of  Incorporation   and  Bylaws  of  the  Surviving
Corporation shall be those of Acquiror as in effect immediately prior to the Effective Time; and

         (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquiror immediately prior to the Effective Time.

         1.5 CONVERSION OF SHARES.

         (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, the Company or any Company Stockholder:

               (i) Any shares of Company Common Stock or Company Preferred Stock then held by the Company or any wholly owned Subsidiary of the Company shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (ii) Any shares of Company Common Stock or Company Preferred Stock then held by Acquiror or any other wholly owned Subsidiary of Acquiror shall be cancelled and extinguished, and no consideration shall be delivered in exchange therefor.

               (iii) Except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c), 1.5(d), 1.5(e) and 1.5(f), each share of Company Series A Preferred Stock then outstanding shall be converted into the right to receive a number of shares, or fraction thereof, of Acquiror Common Stock (rounded to four decimal places) determined by dividing the Series A Allocation of Acquiror Stock by the Diluted Company Series A Preferred Shares. "Series A Allocation of


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          Acquiror Stock" means (1) the amount of $12,647,814.01  divided by (2)
          the average closing price per share of Acquiror Common Stock as listed in the WALL STREET JOURNAL for the twenty (20) consecutive trading days up to, but not including, the two trading days prior to the date of Closing; provided, however, that if such twenty-day average closing price exceeds $9.50, the average closing price shall be deemed to be $9.50, and if such twenty-day average closing price is less than $6.00, the average closing price shall be deemed to be $6.00 (in any case, "Average Price"). "Diluted Company Series A Preferred Shares" means the sum of (1) the number of shares of Company Series A Preferred Stock outstanding at the Effective Time plus (2) the number of shares of Company Series A Preferred Stock issuable upon exercise of any warrants or other rights to acquire Company Series A Preferred Stock outstanding as of the Effective Time.

               (iv) Except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c), 1.5(d), 1.5(e) and 1.5(f), each share of Company Series B Preferred Stock then outstanding shall be converted into the right to receive a number of shares, or fraction thereof, of Acquiror Common Stock (rounded to four decimal places) determined by dividing the Series B Allocation of Acquiror Stock by the Diluted Company Series B Preferred Shares. "Series B Allocation of Acquiror Stock" means (1) the amount of $28,486,863.64 divided by (2) the Average Price. "Diluted Company Series B Preferred Shares" means the sum of (1) the number of shares of Company Series B Preferred Stock outstanding at the Effective Time plus (2) the number of shares of Company Series B Preferred Stock issuable upon exercise of any warrants or other rights to acquire Company Series B Preferred Stock outstanding as of the Effective Time.

               (v) Except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c), 1.5(d), 1.5(e) and 1.5(f), each share of Company Series C Preferred Stock then outstanding shall be converted into the right to receive a number of shares, or fraction thereof, of Acquiror Common Stock (rounded to four decimal places) determined by dividing the Series C Allocation of Acquiror Stock by the Company Series C Preferred Shares. "Series C Allocation of Acquiror Stock" means (1) the amount of $73,865,322.35 divided by (2) the Average Price. "Company Series C Preferred Shares" means the number of shares of Company Series C Preferred Stock outstanding at the Effective Time.

               (vi) Except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c), 1.5(d), 1.5(e) and 1.5(f), each share of Company Common Stock then outstanding shall be converted into the right to receive a number of shares, or fraction thereof, of Acquiror Common Stock (rounded to four decimal places) determined by dividing the Common Allocation of Acquiror Stock by the Diluted Company Common Shares. "Common Allocation of Acquiror Stock" means (1) $18,000,000 divided by (2) the Average Price. "Diluted Company Common Shares" means the sum of (1) the number of shares of Company Common Stock outstanding at the Effective Time plus (2) the number of shares of Company Common Stock issuable upon exercise of Company Options (as defined in Section 2.3(b)), warrants or any other rights to acquire Company Common Stock outstanding at the Effective Time.

         (b) The Acquiror Common Stock issuable at the Effective Time pursuant to Sections 1.5(a)(iii) through 1.5(a)(vi) (as such amount may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Merger Consideration." If, between the date of this Agreement and the Effective Time,


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


the outstanding shares of Acquiror Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

         (c) If any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then, in addition to, and without affecting the application of Section 1.13 or 5.3(b) hereof, the shares of Acquiror Common Stock issued in exchange for such shares of Company Common Stock or Company Preferred Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Acquiror Common Stock may accordingly be marked with appropriate legends. The Company shall take all reasonable action that may be necessary to ensure that, from and after the Effective Time, Acquiror is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

         (d) As soon as reasonably practicable after the Effective Time, Acquiror shall distribute to the Escrow Agent a certificate or certificates representing that number of shares of Acquiror Common Stock equal to (1) $13,300,000 divided by (2) the Average Price (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the Company Stockholders, and will be held in escrow pursuant to the terms of the form of Escrow Agreement attached hereto as Exhibit B, with such changes as may be reasonably requested by the Escrow Agent thereunder. The Escrow Shares shall be withheld on a pro rata basis from the shares of Acquiror Common Stock issuable in respect of each share of Company Common Stock and Company Preferred Stock outstanding as of the Effective Time and held by the Company Stockholders (as defined below) pursuant to Section 1.5(a)(iii) through (vi) hereof. The Escrow Shares shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in the Escrow Agreement and to compensate the Stockholders' Representative as set forth in Section 1.8(e). To the extent not used for such purposes, such Escrow Shares shall be released to the record holders of Company Common Stock and Company Preferred Stock immediately prior to the Effective Time other than such Persons who hold Dissenting Stock (as defined in Section 1.5(f)) and who have not failed to perfect, effectively withdrawn or lost their right to appraisal of such shares (the "Company Stockholders"), all as provided in the Escrow Agreement. The remaining Merger Consideration will be distributed in the same proportions as provided in Sections 1.5(a)(iii) through 1.5(a)(vi) to the Company Stockholders as soon as reasonably practicable following the Effective Time in accordance with Section 1.7.

         (e) No fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. The aggregate number of shares of Merger Consideration issuable to any holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock issuable to such holder) shall be rounded, up or down, to the nearest number of whole shares of Acquiror Common Stock.

         (f) Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL and Section 2115 of the General Corporation Law of California ("GCLC"), shares of Company Common Stock and/or


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

Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock and/or Company Preferred Stock, as applicable, who have properly exercised appraisal rights with respect thereto (the "Dissenting Stock") in accordance with Section 262 of the DGCL or Section 2115 of the GCLC, as applicable, shall not be converted into the right to receive any portion of the Merger
Consideration, and each holder of such shares of Dissenting Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Stock in accordance with the provisions of Section 262 of the DGCL or Section 2115 of the GCLC, as applicable, unless and until such holder fails to perfect, effectively withdraws or otherwise loses its right to appraisal and payment under the DGCL or the GCLC, as applicable. If, after the Effective Time, any such holder fails to perfect, effectively withdraws or loses such right, such shares of Dissenting Stock shall thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive a portion of the Merger Consideration determined in accordance with Sections 1.5(a)-(e) above, without any interest thereon. The Company shall give Acquiror prompt notice of any demands received by the Company for appraisals of shares of Dissenting Stock. The Company shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. If any holder of Dissenting Stock receives payment of the appraised value of its Dissenting Stock in an aggregate amount in excess of the Average Price times the number of shares of Acquiror Common Stock that would have been issuable to such holder pursuant to Section 1.5(a), notwithstanding anything to the contrary in this Agreement, such excess shall be treated as a Loss indemnifiable by the Company Stockholders in accordance with Section 8.1 hereof.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company except as expressly provided in Section 1.5(f) above and the right to receive Merger Consideration and Escrow Shares; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock or Company Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock or Company Preferred Stock (a "Company Stock Certificate") is presented to the
Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7 EXCHANGE OF CERTIFICATES.

         (a) Acquiror's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to Section 1.5 (provided that delivery of any shares that are subject to vesting may be in book entry form only until such vesting restrictions have lapsed, following which time such shares shall be delivered


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

promptly to the holder thereof) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (less the number of Escrow Shares).

         (c) Promptly after the Effective Time, Acquiror will mail to each Company Stockholder whose shares were converted into the right to receive shares of the Merger Consideration, (i) a letter of transmittal in customary form and containing such provisions as Acquiror may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to Acquiror), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Acquiror Common Stock. Upon surrender of a Company Stock Certificate to Acquiror for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Acquiror, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock (less the Escrow Shares attributable to such holder) that such holder has the right to receive pursuant to the provisions of Section 1.5 (after taking into account the provisions of Section 1.5(d)), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Acquiror Common Stock as contemplated by
Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Acquiror may, in its discretion and as a condition precedent to the issuance of any certificate representing Acquiror Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to agree to indemnify against any claim that may be made against Acquiror or the Surviving Corporation with respect to such Company Stock Certificate. Prior to the Effective Time, Acquiror will deliver to the Company sufficient quantities of such letter of transmittal and instructions such that the holders may tender such letter of transmittal at the Effective Time.

         1.8 STOCKHOLDERS' REPRESENTATIVE.

         (a) In order to efficiently administer the transactions contemplated hereby occurring after the Effective Time, including without limitation the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify Acquiror and/or the Surviving Corporation pursuant to
Section 8 hereof, each Company Stockholder shall upon approval of the Merger and the adoption of this Agreement be deemed, whether or not he, she or it voted in favor of the Merger and this Agreement, to designate Robert B. Abbott as their representative (the "Stockholders' Representative").

         (b) The Company Stockholders by the approval of the Merger and the adoption of this Agreement authorize the Stockholders' Representative, after the Effective Time, (i) to take all action necessary in connection with the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify Acquiror and/or the Surviving Corporation pursuant to
Section 8 hereof, (ii) to give and receive all notices required to be given under this Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement.

         (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder, is removed by the Company Stockholders who beneficially own a majority of the Escrow Shares, or resigns from such position, the Company Stockholders who beneficially own a majority of the Escrow Shares are authorized to and shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto. Acquiror shall be entitled to rely on the decision of the Stockholders' Representative named herein (or any successor as hereafter provided) until it is notified in writing that a replacement Stockholders' Representative has been elected.

         (d) All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and Acquiror relating to the defense or settlement of any claims for which the Company Stockholders may be required to indemnify Acquiror and/or the Surviving Corporation pursuant to Section 8 hereof, shall be binding upon all of the Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

         (e) The Stockholders' Representative shall not have any liability to any of the parties hereto or the Company Stockholders for any act done or omitted hereunder as Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders' Representative and hold it harmless against any loss, liability or expense incurred without bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. The Stockholders' Representative shall be reimbursed for all costs and expenses incurred in the performance of its duties by the Company Stockholders severally and out of the Escrow Shares and in accordance with the procedures described in the Escrow Agreement; PROVIDED, HOWEVER, in no event shall the aggregate amount reimbursed out of the Escrow Shares exceed $100,000.00.

         (f) Upon approval of the Merger and the adoption of this Agreement, each Company Stockholder shall be deemed, whether or not he, she or it voted in favor of this Agreement, to agree, in addition to the foregoing, that:

               (i) Acquiror and/or the Surviving Corporation shall be entitled to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the settlement of any claims for indemnification by Acquiror and/or the Surviving Corporation pursuant to Section 8 hereof, or any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Acquiror and/or the Surviving Corporation for any action taken in reliance upon the instructions or decisions of the Stockholders' Representative;

               (ii) all actions, decisions and instructions of the Stockholders'
          Representative as authorized herein shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for the bad faith of the Stockholders' Representative in connection with the matters described in this Section 1.8;

               (iii) the provisions of this Section 1.8 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement;

               (iv) remedies available at law for any breach of the provisions of this Section 1.8 are inadequate; therefore, Acquiror and the Surviving Corporation and the Stockholders' Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Acquiror and/or the Surviving Corporation or the Stockholders' Representative brings an action to enforce the provisions of this Section 1.8; and

               (v) the grant of authority provided for in this Section 1.8 is coupled with an interest and shall be irrevocable and survive the death, incompetency, dissolution or bankruptcy of any Company Stockholder and shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 CERTAIN PAYMENTS. Each of the Acquiror and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or Company Preferred Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement and to collect Forms W-8 or W-9, as applicable, from the Company Stockholders. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Neither Acquiror nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Preferred Stock or to any other person with respect to any shares of Acquiror Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

         1.11  STRUCTURE.  Notwithstanding  the  foregoing  provisions  of  this
Section 1, Acquiror may elect, by written notice delivered to the Company, and upon the terms and subject to the conditions set forth in this Agreement, that instead of merging the Company into Acquiror, a direct wholly owned subsidiary of Acquiror may merge with and into the Company or the Company may be merged with and into a wholly owned subsidiary of Acquiror; provided that no material delay or adverse effect (including on the treatment of the Merger as a "reorganization" under Section 368(a) of the Code) on the Company Stockholders, or to the Merger or the other transactions contemplated hereby results from the making of such election and provided further that such election may not be made after the earlier of the date of (i) the filing of the permit application as set forth in Section 5.9 or (ii) the vote by the Company Stockholders approving such

Merger. In such event, references in this Agreement to the "Merger" shall refer to the merger described in this Section 1.11 and none of the Company's or Acquiror's representations, warranties or covenants shall be affected thereby, except to the extent necessary to conform to the Merger structure contemplated by this Section 1.11.

         1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Acquiror to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of the Company and otherwise) to take such action.

         1.13 LOCK-UP.

         (a) Except as set forth below, each Company Stockholder, during the Restricted Period applicable to such Company Stockholder, shall not, during the Restricted Period:

               (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) any shares of Acquiror Common Stock received in the Merger (including, without limitation, Acquiror Common Stock that may be deemed to be beneficially owned by such Company Stockholder in accordance with the rules and regulations of the SEC, but excluding any shares of Acquiror Common Stock constituting Escrow Shares (in each case, "Merger Stock"), or

               (ii) establish or increase a put equivalent position or establish, liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of Merger Stock, in any case without the prior written consent of Acquiror;

PROVIDED, HOWEVER, that subject to the provisions of this Section 1.13, (A) immediately following the Effective Time, a Company Stockholder may sell up to 1/3 of its shares of Merger Stock and (B) (x) with respect to Merger Stock issued in exchange for Company Preferred Stock, beginning 60 days subsequent to the Effective Time, such holder may sell up to 1/3 of its shares of Merger Stock, together with any shares specified in (A) above; and (y) with respect to Merger Stock issued in exchange for Company Common Stock, beginning twelve months subsequent to the Effective Time, such holder may sell up to 1/3 of its shares of Merger Stock, together with any shares specified in Section (A) above. For purposes of determining which shares of Merger Stock may be sold, transferred, or otherwise disposed of in accordance with this Section 1.13(a), those shares of Merger Stock not subject, or no longer subject, to any other restrictions or forfeiture provisions of this Agreement or any other agreement applicable to the Merger Stock (the "Other Restrictions") shall be the first shares available for sale in accordance with this Section 1.13. For purposes of this Section 1.13, "Restricted Period" shall mean (i) with respect to Merger Stock issued in exchange for Company Preferred Stock, 120 days, and (ii) with respect to Merger Stock issued in exchange for Company Common Stock, 24 months. The provisions of this Section 1.13 shall be in addition to (and not in lieu of) any Other Restrictions.

         (b) Sales of any shares of Merger Stock shall only be accomplished through one of four designated active market makers ("Market Makers") in Acquiror Common Stock (excluding wholesalers) identified by Acquiror from time to time in writing to Acquiror's stock transfer agent and otherwise available from Acquiror's secretary upon request. Acquiror initially has designated Banc of America Securities LLC, Credit Suisse First Boston Corporation, JP Morgan Chase & Co. and Merrill Lynch & Co., Inc. as its Market Makers as of the date hereof.

         (c) Notwithstanding anything herein to the contrary, (i) shares of Merger Stock issued in exchange for Company Preferred Stock may be distributed by a Company Stockholder which is an Entity to its partners, members, stockholders or other equity owners (each an "Equity Recipient") and (ii) any Company Stockholder may make bona fide gifts of Merger Stock to immediate family members or similar transfers for estate planning purposes (a "Family Recipient") in a transaction that does not constitute a "sale" as that term is defined in
Section 2(a)(3) of the Securities Act, as amended, provided that each Family Recipient agrees to be bound by the provisions of this Section 1.13 with respect to any Acquiror Common Stock received from a Company Stockholder. As used herein, "immediate family" shall mean any relationship by blood, marriage or adoption not more remote than first cousin. In the case of a transaction involving an Equity Recipient, the provisions of this Section 1.13 shall not bind any Equity Recipient with respect to any shares of Merger Stock received from the applicable Company Stockholder.

         (d) Nothing in this Section 1.13 shall prevent a Company Stockholder from hedging its shares of Merger Stock issued in exchange for Company Preferred Stock, which shall include establishing or increasing a put equivalent position or establishing, liquidating or decreasing a call equivalent position, IF such transactions are accomplished through a Market Maker, provided that any Company Stockholder who is an employee of Acquiror or any Subsidiary of Acquiror must comply with any policy adopted by Acquiror or any Subsidiary of Acquiror generally applicable to its employees regarding hedging, short sales or similar transactions.

         (e) Each Company Stockholder shall certify compliance with the requirements of this Section 1.13 in writing to Acquiror's stock transfer agent in connection with the sale of any shares of Merger Stock. Appropriate restrictive legends shall be placed on certificates representing the shares of Merger Stock subject to this Section 1.13, and such shares shall be subject to the entry of stop-transfer orders.

                                   SECTION 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company Disclosure Schedule attached hereto as Exhibit C, the Company represents and warrants to Acquiror as follows (it being agreed that except as the context otherwise requires in Sections 2.1 through 2.5 below, as used in this Section 2, "Company" shall be deemed to mean each of the Company and each Company Subsidiary (as defined in Section 2.1(c) below) individually (and not collectively or in the aggregate)):

         2.1 DUE ORGANIZATION, SUBSIDIARIES, ETC.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

         (b) The Company is qualified to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. Part 2.1(b) of the Company Disclosure Schedule lists all jurisdictions where the Company is qualified to do business.

         (c) Except as set forth in Part 2.1(c) of the Company Disclosure Schedule (the Entities therein listed being hereinafter referred to as the "Company Subsidiaries"), the Company has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Entity. The Company has not agreed and is not obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of any general partnership, limited partnership or other Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; CORPORATE RECORDS. The Company has delivered or made available to Acquiror accurate and complete copies of the certificate of incorporation and bylaws, including all amendments thereto, of the Company and all Company Subsidiaries. The minute books of the Company and all Company Subsidiaries are true, correct, complete and current in all material respects and contain records of all material actions taken by their respective stockholders and board of directors (and committees thereof), and all signatures contained therein are the true signatures of the persons whose signatures they purport to be. The stock ledgers of the Company and all Company Subsidiaries are true, correct, complete and current in all respects. Part 2.2 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names and titles of all officers and directors of the Company and all Company Subsidiaries.

         2.3 CAPITALIZATION, ETC.

         (a) The authorized capital stock of the Company consists of: (i) 47,235,036 shares of Company Common Stock, of which 6,296,318 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 34,827,484 shares of Company Preferred Stock, of which (x) 7,310,000 shares have been designated Series A Preferred Stock, of which 7,250,000 are issued and outstanding as of the date of this Agreement, (y) 6,491,228 shares have been designated as Series B Preferred Stock, 6,491,288 of which are issued and outstanding as of the date of this Agreement and (z) 20,966,315 shares have been designated as Series C Preferred Stock, 20,631,578 of which are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock and each series of Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Part 2.3(a) of the Company Disclosure Schedule sets forth the name and address of each Company Stockholder, and the number of shares of Company Common Stock and each series of Company Preferred Stock held by each Company Stockholder. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. The Company is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock.

         (b) As of the date of this Agreement, 7,065,000 shares of Company Common Stock have been reserved for issuance under the 1999 Stock Plan, of which options covering 3,397,023 shares have been granted in accordance therewith and are currently outstanding. (Stock options granted by the Company pursuant to the foregoing plan are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered or made available to Acquiror accurate and complete copies of all plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

         (c) Except as set forth in Part 2.3(c) of the Company Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company, except for Company Options; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (d) All outstanding shares of Company Common Stock, all outstanding shares of Company Preferred Stock and all outstanding Company Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (e) Resonext Communications N.V. ("Belgian Sub") is a corporation duly organized and validly existing under the laws of Belgium and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. 000 NeoSilicon ("Russian Sub") is a limited liability company duly organized, validly existing and in good standing under the laws of the Russian Federation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. The authorized capital stock of the Belgian Sub consists of: (i) 670 shares of Resonext Communications N.V. common stock, no par value per share, all of which have been issued and are outstanding as of the date of this Agreement and are owned beneficially and of record by the Company and David Tahmassebi (the "Belgian Shares"). The authorized charter capital of the Russian Sub consists of: (i) one share ("dolya"), with a nominal value of 7,819,000 Russian rubles, of which one share has been issued and is outstanding as of the date of this Agreement and is owned beneficially and of record by the Company (the "Russian Share"). All of the Belgian Shares have been duly authorized and validly issued, and are fully paid for. The Russian Share has been duly authorized and validly issued, and is fully paid and nonassessable. Except as set forth in Part 2.3(e) of the Company Disclosure Schedule: (i) none of the outstanding Belgian Shares or Russian Share
(x) is entitled or subject to any preemptive right, right of participation, or, only with regard to the Russian Share, right of maintenance, or any similar right; or (y) is subject to any right of first refusal in favor of the issuer thereof; and (ii) there is no Contract relating to the voting or registration of, or restricting the Company from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any of such shares. Except as set forth in the Company Disclosure Schedule, neither the Belgian Sub nor the Russian Sub is under any obligation, nor is either bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Belgian Shares or Russian Share. Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any Company Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Company Subsidiary; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any Company Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any Company Subsidiary. All outstanding Belgian Shares and Russian Share have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         2.4 AUTHORIZATION OF TRANSACTION. Except as provided in Part 2.4 of the Company Disclosure Schedule, the Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the Company's stockholders as provided in the Company's certificate of incorporation or other applicable law (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company, at a meeting duly called and held, by the unanimous vote of those directors present (i) determined that the Merger is advisable, (ii) adopted this Agreement and approved the Merger in accordance with the provisions of the DGCL or GCLC, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Acquiror, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.5 FINANCIAL STATEMENTS. The Company has previously delivered to Acquiror (i) the audited balance sheet of the Company as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the footnotes thereto, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants auditing such financial statements; and (ii) the interim unaudited balance sheet as of August 31, 2002 (the "Company Unaudited Interim Balance Sheet") and the unaudited statement of operations and cash flows for the eight-month period ending on that date. Except as set forth in Part 2.5 of the Company Disclosure Schedule, the documents described in clauses (i) and (ii) (collectively, the "Financial Statements"): (a) are true, complete and correct as of their respective dates; (b) are in accordance with the books and records of the Company; (c) present fairly the assets, liabilities and financial condition of the Company as of the respective dates thereof, and the results of operations for the periods then ending; and (d) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except for year-end adjustments and the absence of footnotes with respect to the Company Unaudited Interim Balance Sheet. Any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements. The Company has no material liability or obligation, whether accrued, absolute or contingent that is not reflected or reserved against in the Company Unaudited Interim Balance Sheet. Other than liabilities that would not be required to be disclosed under GAAP, the Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified or reserved against as such in the Company Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Company since August 31, 2002 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and
(d) liabilities described in Part 2.5 of the Company Disclosure Schedule.

         2.6 ABSENCE OF CHANGES. Except as set forth in Part 2.6 of the Company Disclosure Schedule, between August 31, 2002 and the date hereof:

         (a) there has not occurred any event or matter which caused or could reasonably be expected to cause any Material Adverse Effect on the Company;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

         (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities other than repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements;

         (d) the Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other debt or equity security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other debt or equity security (except for Company Options described in Part 2.3(b) or Part 4.2(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other debt or equity security;

         (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of the Company's stock option plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement, except in any case as otherwise expressly provided by any agreement or Plan listed in Part 2.6(e) of the Company Disclosure Schedule;

         (f) there has been no amendment to the certificate of incorporation or bylaws of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) the Company has not received any Acquisition Proposal since September 18, 2002;

         (h) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

         (i) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company between August 31, 2002 and the date of this Agreement, exceeds $100,000;

         (j) except in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

         (k) except in the ordinary course of business and consistent with past practices, the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

         (l) the Company has not made any pledge of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for (i) non-exclusive licenses granted to end-user customers in the ordinary course of business and (ii) pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

         (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money of over $100,000 in the aggregate;

         (n) the Company has not (i) established or adopted any Plan (as defined in Section 2.14), (ii) caused or permitted any Plan to be amended in any material respect except as required by any Legal Requirement, (iii) entered into any material agreement(s) with any employee, officer or director of the Company other than a transaction entered into pursuant to a Material Contract, or (iv) except in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

         (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect, except for changes required by GAAP;

         (p) the Company has not made any material Tax election;

         (q) the Company has not commenced or otherwise become a party to or settled any Legal Proceeding in which there is a reasonable possibility of an outcome that could have a Material Adverse Effect on the Company or materially and adversely affect Acquiror;

         (r) the Company has not taken any other material action outside the ordinary course of business or inconsistent with past practices other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement; and

         (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement.

         2.7 TITLE TO AND SUFFICIENCY OF ASSETS. The Company owns, and has good and valid title to, all assets purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the Company Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Company as being owned by the Company. The Company also has a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it which are not owned. All of said assets, whether owned or leased by the Company, are free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties and (iii) liens securing debt that is reflected on the Company Balance Sheet ("Permitted Liens"). All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.

         2.8 PRODUCT WARRANTIES. Except as described in Part 2.8 of the Company Disclosure Schedule and for those warranties mandated by Legal Requirements, there are no continuing or outstanding warranties applicable to goods or products manufactured or sold, or services rendered, by the Company.

         2.9 PROPRIETARY ASSETS.

(a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any
Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations with respect to each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The Company has good and valid title to all of the Company Proprietary Assets identified in Part 2.9(a)(i) of the Company Disclosure Schedule and otherwise owned by the Company, free and clear of all Encumbrances, except for non-exclusive licenses granted to end-user customers in the ordinary course of business and any lien for current taxes not yet due and payable. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(ii) of the Company Disclosure Schedule. Except as identified in Part 2.9(a) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(iii) of the Company Disclosure Schedule, there is no Company Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

         (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, all current and former employees, consultants and independent contractors of the Company who are or were materially involved in, or who have materially contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an appropriate employment, consulting or other agreement having the effect of assigning such Person's rights in any Company Proprietary Asset to the Company. No current or former employee, officer, director, stockholder, consultant or independent contractor, or any person claiming by or through any of the foregoing or succeeding to their interests, has any right, claim or interest in or with respect to any Company Proprietary Asset.

         (c) The Company further represents and warrants that: (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company are infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and since the inception of the Company, the Company has not received any written notice or other communication (in writing or otherwise) that it has committed any actual or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) to the Knowledge of Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset. The Company has not received notice from any Person that the Company is infringing, misappropriating or making unlawful or unauthorized use of such Person's asset(s).

         (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted. The Company has not (i) licensed any of the material Company Proprietary Assets to any Person, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

         2.10 CONTRACTS. Part 2.10 of the Company Disclosure Schedule sets forth a true, complete and correct list of all Material Contracts, true and complete copies of which have been delivered to Acquiror by the Company. For the purpose of this Agreement, a "Material Contract" means any Contract relating to the Company with or to any Person whatsoever, other than one which (a) may be terminated on not more than thirty (30) days notice without liability to the Company, (b) involves payments by the Company in the aggregate of less than $25,000, or (c) purchase orders (i) for Company products or services accepted in the ordinary course of business or (ii) for products or services for the operation of the Company's business entered into in the ordinary course of business. Notwithstanding anything to the contrary, any contract or agreement between the Company and an officer, director, or employee of the Company shall be deemed a Material Contract and shall be identified in Part 2.10 of the Company Disclosure Schedule. All of the Material Contracts are valid and in full force and effect, and there are not existing or, to the Company's Knowledge, claimed defaults by any party thereunder and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under any Material Contract. The Company has complied in all material respects with its obligations under the Material Contracts.

         2.11  COMPLIANCE WITH LEGAL  REQUIREMENTS.  Except as set forth in Part
2.11 of the Company Disclosure Schedule, the Company is in compliance with all applicable material Legal Requirements. Without limiting the generality of the foregoing, (i) the Company has not exported any product or other Proprietary Asset in violation of any Legal Requirement and (ii) to the Knowledge of the Company, neither the Company nor any director, officer, agent or employee of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or (c) made any other unlawful payment which could reasonably be expected to subject the Company to any criminal or civil fine, penalty or sanction. Since the inception of the Company, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

         2.12 GOVERNMENTAL AUTHORIZATIONS.

         (a) Except as provided in Part 2.12(a) of the Company Disclosure Schedule, the Company holds all material Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which it is currently being conducted. All such Governmental Authorizations are valid and in full force and effect and the Company is in compliance with the terms and requirements of such Governmental Authorizations. Since the inception of the Company, the Company has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Governmental Authorization.

         (b) The Company has not received any grant, incentive or subsidy provided or made available to or for the benefit of the Company by any U.S. or foreign Governmental Body or otherwise, the award of which was discretionary.

         2.13 TAX MATTERS.

         (a) Each Tax Return required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. No claim has ever been made by a Governmental Body to the Company in writing in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (b) All United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, payroll, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including interest, penalties and any additions to tax) due from or claimed to be due by each taxing authority in respect of the Company, or its business, for all periods through the date of this Agreement, have been fully paid or adequately provided for in the financial statements of the Company. The Company has timely made and will timely make all withholdings of tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through August 31, 2002 in accordance with GAAP. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 2002 through the Closing Date.

         (c) No examination or audit by any Governmental Body of any Company Return is currently taking place. No extension or waiver of the limitation period applicable to the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

         (d) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company with respect to which adequate reserves for payment have been established on the Company Unaudited Interim Balance Sheet and which are set forth on Part 2.13 of the Company's Disclosure Schedule). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

         (e) Except as set forth in Part 2.13(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.14 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.14(a) of the Company Disclosure Schedule contains an accurate and complete list and description of all Plans (as defined below) maintained or sponsored by the Company and/or to which the Company contributes or is obligated to contribute or has any liability or potential liability, whether direct or indirect. For purposes of this Agreement, the term "Plan" shall mean any plan, arrangement, agreement or program which is: (i) a profit-sharing, stock bonus, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated; (ii) an employment agreement or retention agreement; (iii) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance; or (iv) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

         (b) The Company does not contribute to, have an obligation to contribute to or otherwise have any material liability or potential liability with respect to (i) any multiemployer plan as defined in Section 3(37) of ERISA,
(ii) any plan of the type  described  in  Sections  4063 and 4064 of ERISA or in
Section 413 of the Code (and regulations promulgated thereunder), or (iii) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code, Sections 601 ET SEQ. of ERISA, or applicable state continuation coverage law.

         (c) Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, none of the Plans obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement.

         (d) Each Plan, including all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in all material respects with all Legal
Requirements, including but not limited to ERISA and the Code. No Legal Proceedings, claims, complaints, charges, or demands with respect to the Plans (other than routine claims for benefits) are pending or, to the Company's Knowledge, threatened. No Plan that is subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) for which the PBGC has not waived notice has occurred with respect to any such Plan, and the PBGC has not commenced or, to the Company's Knowledge, threatened the termination of any Plan. None of the assets of the Company are the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and the Company has not been required to post any security pursuant to Section 307 of ERISA or
Section 401(a)(29) of the Code. No event has occurred and no condition exists that would subject the Company to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

         (e) With  respect to each Plan that is intended to be  qualified  under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, the Company has either received from the Internal Revenue Service a favorable determination letter (or opinion letter, if applicable) as to the qualification under the Code of such Plan and tax exempt status of such related trust or, as fully identified in Part 2.14(e) of the Company Disclosure Schedule, has remaining time in which to apply for such letter.

         (f) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which the Company is a member or was a member during such five-year period.

         (g) As of the Closing Date, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made.

         (h) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under
Section 4975 of the Code or Section 409 or 502(i) of ERISA. None of the Company, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company to any material liability for breach of fiduciary duty under ERISA or any Legal Requirement.

         (i) With respect to each Plan, all material reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

         (j) The Company has been and is presently in material compliance with all of the requirements of Sections 4980B and 4980D of the Code.

         (k) The Company does not have any material liability as of [August 31, 2002] under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the Company Unaudited Interim Balance Sheet or otherwise disclosed in Part 2.14(k) of the Company Disclosure Schedule.

         (l) Neither the consideration nor implementation of the transactions contemplated under this Agreement will materially increase (i) the obligation of the Company to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (ii) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting).

         (m) With respect to each Plan, the Company has provided Acquiror with true, complete and correct copies of (i) all material documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (ii) all annual reports (Form 5500 series) filed with the IRS and/or the U.S. Department of Labor (with attachments), (iii) all actuarial reports, if any, (iv) all financial statements, (v) all governmental filings, including, without limitation, excise tax returns and reportable events filings,
(vi) all governmental rulings, determination letters, and opinions (and pending requests for governmental rulings, determination letters, and opinions), and
(vii) the most recent valuation (but in any case one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

         (n) Each of the Plans may be amended or terminated at any time by action of the Company's board of directors, or a committee of such board of directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with all Legal Requirements.

         (o) Except as set forth in Part 2.14(o) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any material bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing, except as set forth in Part 2.14(o) of the Company Disclosure Schedule, the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options or shares of Company Common Stock subject to any restricted stock agreement.

         (p) Part 2.14(p) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries and applicable bonus and commission arrangements, and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as set forth in Part 2.14(p) of the Company Disclosure Schedule, all of the employees of the Company are "at will" employees.

         (q) The Company is in material compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, and there is no unfair labor practice charge or complaint or charge of employment discrimination or retaliation against the Company pending or to the Company's Knowledge, threatened, impending or planned.

         (r) As of the date of this Agreement, the Company has good labor relations, and does not have any Knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will adversely impact the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company. Except as set forth in Part 2.14(r) of the Company Disclosure Schedule, for purposes of all applicable Legal Requirements, the Company has properly classified each person providing services to the Company as either an employee or an independent contractor.

         2.15 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's Knowledge, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. The Company has not knowingly sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.15: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.16 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.16 of the Company Disclosure Schedule, as of the date hereof, there is no pending Legal Proceeding, and (to the Company's Knowledge) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. Without limiting the generality of the foregoing, as of the date hereof, no Person has made any claim or commenced any Legal Proceedings (and, to the Company's Knowledge, no Person has threatened to make any claim or commence any Legal Proceeding) involving the Company that relates directly or indirectly to any malfunction, defect or deficiency in any product, system, program or other item of property in or with which any Company Proprietary Asset is incorporated, used or bundled.

         (b) As of the date hereof, there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's Knowledge, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

         2.17 REAL PROPERTY. Part 2.17 of the Company Disclosure Schedule contains a true and correct description of all (i) real property leased by the Company (the "Leased Real Property"); (ii) leases relating to the Leased Real Property (collectively, the "Real Property Leases"); (iii) Encumbrances upon or affecting any of the Company's rights to or interest in any of the Leased Real Property or any Real Property Lease; (iv) agreements, oral or written, pursuant to which any person or entity (other than the Company) leases, subleases, occupies or has the right to occupy any Leased Real Property; and (v) agreements and other undertakings, oral or written, to sell, lease, sublease, assign, encumber or otherwise dispose of any Leased Real Property or Real Property Lease. To the Company's Knowledge, the Leased Real Property is zoned for the various purposes for which the buildings and other improvements located thereon (the "Improvements") are presently being used, and such uses thereof are in compliance with all applicable zoning and land use laws, ordinances and regulations. All Improvements are in good repair and in good operating condition, ordinary wear and tear excepted, and free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Leased Real Property.

         2.18 INSURANCE. Part 2.18 of the Company Disclosure Schedule sets forth all insurance policies and fiduciary and other bonds maintained by the Company with respect to the business of the Company. Such policies and bonds are valid, binding and enforceable in accordance with their terms and are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date.

         2.19 INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; DISSENTERS' RIGHTS. Except as set forth in Part 2.19 of the Company Disclosure Schedule, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby. No statute and nothing in the certificate of incorporation or the bylaws of the Company provides or would provide to any person, including without limitation the holders of Company Common Stock or Company Preferred Stock, upon execution of this Agreement and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind other than those provided for in Section 262 of the Delaware General Corporation Law.

         2.20 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.20 of the Company Disclosure Schedule and except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Delaware General Corporation Law, the HSR Act and any foreign antitrust law or regulation, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement by the Company or the consummation by the Company of the Merger or any other transactions contemplated by this Agreement. Assuming compliance with the foregoing and receipt of the Requisite Stockholder Approval, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or by any other agreement referred to in this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company, or
(ii) any resolution adopted by the board of directors, any committee of the board of directors of the Company, or any group holding in the aggregate not less than a simple majority of the issued and outstanding shares of any class of the outstanding securities of the Company (including any combination of shares deemed to constitute a class for voting purposes as provided in the Company's Certificate of Incorporation);

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

         (c) contravene, conflict with or result in a violation of any of the material terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

         (d) except for the required consents set forth on Part 2.20 of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract, (iii) accelerate the maturity or performance of any such Company Contract, or (iv) cancel, terminate or modify any term of such Company Contract; or

         (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

         2.21 NAMES. During the term of its existence, the Company has not been known by or conducted business under any other name except as provided in Part
2.21 of the Company Disclosure Schedule.

         2.22 BANK ACCOUNT. Part 2.22 of the Disclosure Schedule sets forth (a) a true and complete list of the names of each bank, trust company, securities broker and other financial institution at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other representatives of the Company having access, signatory power or power to give direction with respect to such account, box or relationship.

         2.23 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.5(c) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         2.24 AFFILIATE TRANSACTIONS. Except as set forth on Part 2.24 of the Company's Disclosure Schedule, the Company has not entered into, or agreed to enter into, any Contract or transaction with any Affiliate of the Company.

         2.25 OFFICER AND DIRECTOR LIABILITY. No officer or director of the Company has made a claim against the Company for indemnification as contemplated in the DGCL, the Company's Certificate of Incorporation, Bylaws or any applicable insurance policy, nor, to the Knowledge of the Company, has any officer or director threatened to make such a claim. Further, the Company has no Knowledge of any matter that could reasonably be expected to cause any officer or director of the Company to make such a claim.

                                   SECTION 3
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Except as set forth in the Acquiror Disclosure Schedule attached hereto as Exhibit D, Acquiror represents and warrants to the Company as follows:

         3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

         (a) Acquiror is a corporation duly organized and validly existing under the laws of the State of North Carolina and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

         (b) Acquiror and each of Acquiror's Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not materially adversely affect the operation of Acquiror's business.

         3.2 ARTICLES OF INCORPORATION AND BYLAWS. Acquiror has delivered or made available to the Company accurate and complete copies of the articles of incorporation and bylaws of Acquiror, including all amendments thereto. Acquiror is not in violation of its articles of incorporation or bylaws.

         3.3 CAPITALIZATION. The authorized capital stock of Acquiror consists of: (i) 500,000,000 shares of Acquiror Common Stock; and (ii) 5,000,000 shares of Acquiror Preferred Stock. As of September 28, 2002, 168,972,922 shares of Acquiror Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Acquiror Preferred Stock are issued or outstanding. All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in
Part 3.3 of the Acquiror Disclosure Schedule: (i) none of the outstanding shares of Acquiror Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Acquiror Common Stock is subject to any right of first refusal in favor of Acquiror; and (iii) there is no Contract to which Acquiror is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Acquiror Common Stock. Acquiror is not under any obligation, nor bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Acquiror Common Stock.

         3.4 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Acquiror has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Acquiror with the SEC since January 1, 2000 and the date hereof, together with any documents filed with the SEC prior to the Effective Time (the "Acquiror SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Acquiror with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then also on the date of such filing): (i) each of the Acquiror SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Acquiror's Subsidiaries are required to file any reports or other documents with the SEC.

         (b) The consolidated financial statements contained in the Acquiror SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Acquiror and its subsidiaries for the periods covered thereby.

         3.5 ABSENCE OF CERTAIN CHANGES. Between June 30, 2002 (the "Acquiror Balance Sheet Date") and the date hereof, Acquiror has conducted its business as described and proposed to be conducted in the Acquiror SEC Documents and there has not occurred: (i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets outside of the ordinary course of Acquiror's business; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock, other than repurchases of stock as a result of termination of employees; (iii) any agreement by Acquiror to do any of the things described in the preceding clauses (i) through (ii); and (iv) except as set forth in Schedule 3.5(iv) hereto, between [June 30, 2002] and the date hereof there has not occurred any event or matter which caused or could reasonably be expected to cause any Material Adverse Effect.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in the financial statements contained in the latest Acquiror SEC Document; (ii) those incurred in the ordinary course of Acquiror's business as is described in and proposed to be conducted in the Acquiror SEC Documents since the Acquiror Balance Sheet Date; (iii) those incurred in connection with the execution and performance of this Agreement; and (iv) those incurred in the ordinary course of Acquiror's business as is described in and proposed to be conducted in the Acquiror SEC Documents since the Acquiror Balance Sheet Date, that, in accordance with GAAP, were not required to be recorded thereon, and that, in the aggregate, are not material.

         3.7 LITIGATION. Except as set forth in the Acquiror SEC Documents, as of the date hereof there is no Legal Proceeding pending before any Governmental Body or, to Acquiror's Knowledge, threatened, against Acquiror or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Acquiror or any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

         3.8 AUTHORITY; BINDING NATURE OF AGREEMENT. Acquiror has all requisite right, power and authority to perform its obligations under this Agreement. The execution, delivery and performance by Acquiror of this Agreement has been duly authorized by all necessary action on the part of the board of directors of Acquiror. The board of directors of Acquiror has unanimously authorized and approved the execution, delivery and performance of this Agreement by Acquiror and unanimously approved the Merger. The stockholders of Acquiror are not required to approve this Agreement or the Merger. This Agreement constitutes the legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.9 NON-CONTRAVENTION; CONSENTS. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the North Carolina Business Corporation Law, the HSR Act and any foreign antitrust law or regulation, Acquiror is not, nor will it be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement by Acquiror or the consummation by Acquiror of the Merger or any other transactions contemplated by this Agreement. Assuming compliance with the foregoing, then except as described in Part 3.9 of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement by Acquiror nor the consummation by Acquiror of the Merger will (a) contravene, conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Acquiror or of any resolution adopted by the board of directors or any committee of the board of directors of Acquiror;
(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Acquiror, or any of the assets owned or used by Acquiror, is subject; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which Acquiror is a party, or give any Person the right to declare a default or exercise any remedy under any such Contract to which


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

Acquiror is a party; or (d) result in a violation by Acquiror of any order, writ, injunction, judgment or decree to which Acquiror is subject.

         3.10 FULL DISCLOSURE. This Agreement (including the Acquiror Disclosure Schedule) does not, and the certificate referred to in Section 7.3(b) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         3.11 VALID ISSUANCE. The Acquiror Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

                                   SECTION 4
                  CERTAIN COVENANTS OF THE COMPANY AND ACQUIROR

         4.1 ACCESS AND INVESTIGATION. During regular business hours in the period from the date of this Agreement through the earlier of the termination of this Agreement or the Effective Time (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the Representatives of the Company to: (i) provide Acquiror and Acquiror's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide Acquiror and Acquiror's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Acquiror may reasonably request. Without limiting the generality of the foregoing but subject to the previous sentence, during the Pre-Closing Period, the Company shall (to the extent requested by Acquiror) cause its officers to report regularly to Acquiror concerning the status of the Company's business and the Company shall as promptly as practicable after any of the following reports, materials, communications, notices or documents are prepared, sent, filed or received, as the case may be, provide Acquiror with copies of: (A) all material operating and financial reports prepared by the Company for the Company's senior management; (B) any material written materials or communications sent by or on behalf of the Company to its stockholders; (C) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; (D) any material notice, report or other document received by the Company from any Governmental Body; and (E) any of the foregoing related to any Company Subsidiary.

         4.2 OPERATION OF THE COMPANY'S BUSINESS.

         (a)  Except  as set  forth in Part  4.2(a)  of the  Company  Disclosure
Schedule and as otherwise be required by the terms hereof, during the Pre-Closing Period: (i) the Company shall conduct its business and operations
(A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) the Company shall use all commercially reasonable efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current


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

officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) the Company shall maintain and keep its tangible assets in good and safe operating order, condition and repair, ordinary wear and tear excepted, and shall keep in full force all insurance policies and fiduciary bonds; (iv) the Company shall maintain and preserve its unencumbered right to use each Proprietary Asset; and
(v) the Company shall promptly notify Acquiror of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting the Company which relate to the consummation of the transactions contemplated by this Agreement.

         (b) Except as set forth in Part 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (without the prior written consent of Acquiror):

               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than pursuant to Company repurchase rights in connection with the termination of an employee;

               (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security except upon the valid exercise of outstanding Company Options, (B) any option, call, warrant or right to acquire any capital stock or other security except for Company Options granted in the ordinary course of business consistent with past practices, or (C) any instrument convertible into or exchangeable for any capital stock or other security;

               (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Company's stock option plan, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract except as contemplated hereby;

               (iv) except as expressly contemplated by the Proxy and Voting Agreements, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (v) make any capital expenditure (except that the Company may make capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate);

               (vi) other than in the ordinary course of business, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

               (vii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or pledge, lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), acquire any equity interest or other interest in any other Entity or waive or relinquish any material right;

               (viii) lend money to any Person  except for employee  advances in
          the  ordinary   course  of  business,   or  incur  or  guarantee   any
          indebtedness;

               (ix) other than in the ordinary course of business, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

               (x) take or permit to be taken any action that could cause the Merger not to constitute a reorganization under Section 368(a) of the Code;

               (xi) make any material Tax election or change any methods of accounting or accounting practices in any material respect;

               (xii) (A) commence or become a party to any Legal Proceeding (except for routine collection matters) or (B) settle any Legal Proceeding which in the case of (A) or (B), in the reasonable judgment of Acquiror, there is a reasonable possibility of an outcome that could have a Material Adverse Effect on the Company or materially and adversely affect Acquiror.

               (xiii)  enter  into any  material  transaction  or take any other
          material   action   outside  the   ordinary   course  of  business  or
          inconsistent with past practices;

               (xiv) enter into any Contract with an Affiliate; or

               (xv) agree or commit to take any of the actions described in clauses "(i)" through "(xiv)" of this Section 4.2(b).

         (c) During the Pre-Closing Period, the Company shall promptly notify Acquiror in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement such that the conditions specified in Section 6.1 would not be satisfied; (ii) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company shall promptly advise Acquiror in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company. No notification given to Acquiror pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

         (d) Except to the extent the context otherwise requires, "Company" as used in this Section 4.2 shall be deemed to mean each of the Company and each Company Subsidiary individually (and not collectively or in the aggregate).

         4.3 OPERATION OF ACQUIROR'S BUSINESS.

         (a) During the Pre-Closing Period, Acquiror shall not (without the prior written consent of the Company):

               (i) conduct its business and operations other than in the ordinary course and in compliance with all Legal Requirements;

               (ii) take or permit to be taken any action that could reasonably be expected to materially delay the consummation of the Merger;

               (iii) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock;

               (iv) repurchase, redeem or otherwise reacquire any shares of capital stock in any case in exchange for shares of Acquiror capital stock;

               (v) agree or commit to take any of the actions described in clauses "(i)" through "(iv)" of this Section 4.3(a); or

               (vi) take or permit to be taken any action that could cause the Merger not to constitute a reorganization under Section 368(a) of the Code.

         (b) During the Pre-Closing Period, Acquiror shall promptly notify the Company in writing of: (i) the discovery by Acquiror of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Acquiror in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Acquiror in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Acquiror; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. No notification given to the Company pursuant to this Section 4.3(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Acquiror contained in this Agreement.

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

         4.4 NO SOLICITATION.

         (a) The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to,
(i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

         (b) The Company shall promptly advise Acquiror orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably lead to an Acquisition Proposal or any request for nonpublic information relating to the Company from a Person who would reasonably be likely to make an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the relevant terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Acquiror fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

         (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

                                   SECTION 5
                       ADDITIONAL COVENANTS OF THE PARTIES

         5.1 ACTION BY CERTAIN COMPANY STOCKHOLDERS. Concurrent with the execution of this Agreement, (a) each of the individuals listed in Part 5.1(a) of the Company Disclosure Schedule have executed and delivered to Acquiror a Proxy and Voting Agreement in a form prescribed by Acquiror and (b) each of the individuals listed in Part 5.1(b) of the Company Disclosure Schedule have executed and delivered to Acquiror an Employment Agreement in a form prescribed by Acquiror.

         5.2  REGULATORY  APPROVALS.  The  Company  and  Acquiror  shall use all commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body, including without limitation in connection with the provisions of the HSR Act (the "HSR Filings"). Acquiror shall be solely responsible for the payment of any filing fees payable to a Governmental Body in connection with the HSR Filings.

         5.3 STOCK OPTIONS.

         (a) Subject to Section 5.3(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding, whether vested or unvested, shall be converted into and become rights to acquire Acquiror Common Stock, and Acquiror shall assume each such Company Option in accordance with substantially the same terms and conditions (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the same terms and conditions of the stock option agreement by which it is evidenced, subject to any amendments deemed necessary or advisable by Acquiror in order to comply with applicable Legal Requirements (including without limitation the Securities Act and the Exchange Act). From and after the Effective Time, (i) each Company Option assumed by Acquiror may be exercised solely for shares of Acquiror Common Stock, (ii) the number of shares of Acquiror Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by a fraction, the numerator of which is the Common Allocation of Acquiror Stock, and the denominator of which is the Diluted Company Common Shares, rounding the product down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option immediately prior to the Effective Time by the fraction set forth in Section 5.3(a)(ii) above, and rounding the product up to the nearest cent,
(iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and shares acquired upon exercise of any Company Option shall otherwise remain unchanged except as set forth in this
Section 5.3(a) or in such Plan or agreement; provided, however, that each Company Option assumed by Acquiror in accordance with this Section 5.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Notwithstanding the foregoing, each Company Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and the Regulations promulgated thereunder so as to continue as an incentive stock option under Section 424 of the Code, and so as not to constitute a modification, extension or removal of the option within the meaning of Section 424(h) of the Code. It is the intention of the parties that the Company Options assumed by Acquiror qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code, to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time. As soon as practical after the Effective Time but in no event more than 15 days after the Effective Time, Acquiror shall file with the SEC a registration statement on Form S-8 relating to the shares of Acquiror Common Stock that are issuable with respect to the Company Options assumed by Acquiror in accordance with this Section 5.3(a) and that are eligible for registration on such Form. To the extent such shares are not eligible for registration on Form S-8, but are eligible for inclusion in the registration referred to in Section 5.9, such shares shall be included therein.

         (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) or may be requested by Acquiror to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.

         5.4 EMPLOYEE BENEFITS.

         (a) Acquiror agrees that all employees of the Company who continue employment with Acquiror or the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in the health, vacation and other non-equity based employee benefit plans of Acquiror and its affiliates (each an "Acquiror Plan" and collectively, the "Acquiror Plans"), to substantially the same extent as employees of Acquiror in similar positions and at similar grade levels without regard to any preexisting condition, waiting period or other restriction that may delay the Continuing Employees' immediate participation in the Acquiror Plans; provided, however, that nothing in this
Section 5.4(a) or elsewhere in this Agreement shall limit the right of Acquiror to amend or terminate any such Acquiror Plans at any time. Acquiror shall credit Continuing Employee's service with the Company to the same extent as such service was or would have been credited under the similar employee benefit plans of the Company immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under such Acquiror Plans, but not for purposes of benefit accrual under any defined benefit plan of Acquiror.

         (b) Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Acquiror or any Subsidiary of Acquiror and, subject to any other binding agreement between an employee and Acquiror or any Subsidiary of Acquiror, the employment of each Continuing Employee shall be "at will" employment.

         5.5 ADDITIONAL AGREEMENTS.

         (a) Subject to Section 5.5(b), Acquiror and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.5(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; provided, however, that except for filing fees payable to any Governmental Body as generally provided in Section 5.2, no party shall be required to pay any material consideration in order to obtain any required Consent, and (iii) shall use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger so long as the other party is doing the same. The Company shall promptly deliver to Acquiror a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Acquiror shall promptly deliver to the Company a copy of each such filing made, each such notice given and each such Consent obtained by Acquiror during the Pre-Closing Period. Nothing contained in this Section 5.5(a) or elsewhere in this Agreement shall limit the obligation of the Company to obtain Acquiror's consent to the taking of any action that would otherwise give rise to a violation of Section 4.2.

         (b) Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology or other Proprietary Asset, or to commit to cause the Company to license or otherwise make available to any Person any technology or other Proprietary Asset other than pursuant to Contracts set forth in the Company Disclosure Schedule; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause the Company to hold separate any assets or operations other than pursuant to Contracts set forth in the Company Disclosure

Schedule; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of the Company; or (vi) to contest any Legal Proceeding relating to the Merger if Acquiror determines in good faith that contesting such Legal Proceeding would not be advisable.

         5.6 DISCLOSURE.

         (a) The Company shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless (i) Acquiror shall have approved such press release or written material, such approval to be granted or withheld in Acquiror's sole discretion, or (ii) the Company shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required by any applicable law or regulation, and the Company shall have consulted with Acquiror prior to issuing such press release or disseminating such written material. The Company shall use all reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by the Company with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement.

         (b) Acquiror shall not, and shall not permit any of Acquiror's Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless (i) the Company shall have approved such press release or written material (it being understood that the Company shall not unreasonably withhold its approval of any such press release or written material), or (ii) Acquiror shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required by any applicable law or regulation, and Acquiror shall have consulted with the Company prior to issuing such press release or disseminating such written material. Acquiror shall use all commercially reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by Acquiror with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement.

         5.7 TAX REPRESENTATION LETTERS. At or prior to the Closing, the Company and Acquiror shall execute and deliver to Ernst & Young, LLP tax representation letters in customary form. Such parties shall each confirm to Ernst & Young, LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence.

         5.8 TERMINATION OF AGREEMENTS. The Company shall use all commercially reasonable efforts to obtain and deliver to Acquiror at the Closing written termination of:

         (a) that certain Third Amended and Restated Investor Rights Agreement, dated June 6, 2002, by and among Resonext Communications, Inc., the Holders and the Founders, as each such terms are defined therein

         (b) that certain Series A Preferred Stock Purchase Agreement, dated December 22, 1999;

         (c) that certain Series B Preferred Stock Purchase Agreement, dated November 1, 2000;

         (d) that certain Series C Preferred Stock Purchase Agreement, dated June 6, 2002; and

         (e) the Company's 1999 Stock Bonus Plan.

         5.9 REGISTRATION EXEMPTION; FAIRNESS HEARING.

         (a) As soon as practicable after the parties execute this Agreement, but in any event not later than ten business days after the parties execute this Agreement, Acquiror will file a request for a hearing (the "Hearing") before the North Carolina Secretary of State or the California Department of Corporations to consider the terms, conditions, and fairness of the transactions contemplated by this Agreement pursuant to Section 78A-30 of the North Carolina General Statutes, as amended, or Section 25142 of the GCLC, as applicable, together with an application for approval relating to the transactions contemplated by this Agreement (the "Permit"). The Company and Acquiror will promptly furnish to each other all data and information relating to such party as may be required in connection with such request and application and such other notices and documents as may be required in connection with the Hearing. Acquiror and the Company will use their respective commercially reasonable efforts to cause the Hearing to take place and the Permit to be issued at the earliest practicable date. Upon receiving the Permit, the Company will as promptly as practicable, submit this Agreement and the transactions contemplated by this Agreement for approval and adoption by the Company Stockholders. The Company will use its commercially reasonable efforts to solicit and receive the Requisite Stockholder Approval, which, if in the form of written consents, shall be acceptable in form and substance to Acquiror.

         (b) Acquiror will prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. The Company will use commercially reasonable efforts to assist Acquiror as may be reasonably necessary to comply with all appropriate state securities or Blue Sky laws that may be applicable in connection with the Merger.

         (c) In connection with the Hearing, the parties will cooperate in preparing an information statement describing this Agreement and the transactions contemplated by this Agreement for the purpose of soliciting the Requisite Stockholder Approval (the "Information Statement"). The Information Statement will describe the Merger Consideration payable pursuant to Section 1. The Company hereby represents and warrants to Acquiror that the information supplied by the Company for inclusion in the Information Statement will not, on the date that the Information Statement is first mailed to the Company Stockholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty, or covenant with respect to any information supplied by Acquiror that is contained in any of the foregoing documents. Acquiror hereby represents and warrants to the Company that the information supplied by Acquiror for inclusion in the Information Statement will not, on the date that the Information Statement is first mailed to the Company Stockholders, nor at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty, or covenant with respect to any information supplied by the Company that is contained in any of the foregoing documents.

         (d) The Information Statement will constitute a disclosure document for the offer and issuance of shares of Acquiror Common Stock to be received by the holders of the Company Stock in the Merger. Acquiror and the Company will each use commercially reasonable efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Acquiror and the Company agree to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of a party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Acquiror, and Acquiror will promptly advise the Company, in writing, if at any time before the Effective Time, either the Company or Acquiror learns of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. Notwithstanding anything to the contrary contained in this Section 5.9, neither the Acquiror nor the Company will include in the Information Statement any information with respect to the other Party or the other Party's Affiliates if the form and content of such information has not been approved by such other Party before such inclusion.

         (e) Acquiror and the Company intend that the Acquiror Common Stock issued in the Merger, if any, will be issued pursuant to the exemption from registration under Securities Act Section 3(a)(10). Acquiror and the Company agree to take, or to refrain from taking, any action as necessary to ensure the availability of such Section 3(a)(10) exemption.

         (f) In the event Acquiror shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of Acquiror Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) exemption, the Closing of the Merger and the other transactions contemplated by this Agreement shall, subject to the satisfaction or waiver of the other conditions set forth in Section 6 and
Section 7 below, take place as provided in Section 1 hereof, provided that the shares of Acquiror Common Stock to be issued to the Company Stockholders hereunder shall be registered on Form S-4 as set forth in Section 5.9(g) below.

         (g) As promptly as practicable after an unfavorable determination in the Fairness Hearing, the Company and Acquiror shall prepare and file with the SEC, a Proxy Statement/Prospectus, and Acquiror shall prepare and file with the SEC a registration statement covering the shares of Acquiror Common Stock to be issued in the Merger pursuant to Section 1.5 hereof on Form S-4 (the "S-4") in which the Proxy Statement/Prospectus shall be included as a prospectus. Each of Acquiror and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. In this connection, the parties will be deemed to make the same representations and warranties to one another regarding the

Proxy Statement/Prospectus as they hereby make in Section 5.9(c) above, subject to the same limitations. Each of the Company and Acquiror shall respond to any comments of the SEC, and shall use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of the Company and Acquiror shall prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Acquiror shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of the Company and Acquiror shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.9(g) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any other Filing, the Company or Acquiror, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

         5.10 COMPANY STOCKHOLDERS' MEETING.

         (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock and Company Preferred Stock to obtain the Requisite Stockholder Approval (the "Company Stockholders' Meeting"). In lieu of a Company Stockholders' Meeting, the Company may circulate a written consent of its stockholders in conformity with applicable law to obtain the Requisite Stockholder Approval. The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Acquiror) as promptly as practicable after receipt of notice from the North Carolina Secretary of State or California Department of Corporations approving the issuance by Acquiror of Acquiror Common Stock to the Company Stockholders or the date the S-4 is declared effective by the SEC. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

         (b) The Information Statement or Proxy Statement/Prospectus, as the case may be, shall include a statement to the effect that the members of the board of directors of the Company who were present at the meeting referred to in
Section 2.4 hereof unanimously recommends that the Company Stockholders vote to approve the principal terms of the Merger at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to approve the principal terms of the Merger being referred to as the "Company Board Recommendation"). The Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Acquiror, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Acquiror shall be adopted or proposed.

         5.11 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is defined in Rule 145 under the Securities
Act) of the Company to execute and deliver to Acquiror, prior to the date of the mailing of the Information Statement or Proxy Statement/Prospectus to the Stockholders, an Affiliate Agreement in the form of Exhibit E. Neither Acquiror nor the Company shall register, or allow its transfer agent to register, on its books any transfer of any shares of Acquiror Common Stock, Company Common Stock or Company Preferred Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.11.

         5.12 LETTER OF THE COMPANY'S ACCOUNTANTS. If applicable, the Company shall use all commercially reasonable efforts to cause to be delivered to Acquiror a letter of Ernst & Young, LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Acquiror), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

         5.13 CONFIDENTIALITY. The provisions of that certain Confidentiality Agreement dated September 18, 2002 between Acquiror and Company (the
"Confidentiality Agreement") shall apply to any information transmitted or disclosed by any Party hereunder; provided, that to the extent of any conflict between the terms of this Agreement and the Confidentiality Agreement, the terms hereof shall control and the terms of the Confidentiality Agreement shall be deemed conformed hereto.

         5.14 TAX-FREE REORGANIZATION. The parties to this Agreement shall not take any action prior to, on or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Acquiror and the Company shall use all commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. The parties hereto shall comply with the reporting requirements of Treasury Regulation Section 1.368-3.

         5.15 NO UNDUE DELAY. The parties to this Agreement shall not take any action that would reasonably be expected to cause the Closing to occur after the End Date.

         5.16 DIRECTORS AND OFFICERS PROTECTION. Acquiror or any Subsidiary of Acquiror shall provide and keep in force for a period of six years after the Effective Time directors' and officers' liability insurance providing coverage to the directors and officers of the Company immediately prior to the Effective Time for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in the Company's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed $50,000 (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Acquiror further agrees to indemnify (including the advancement of expenses to the extent permitted by Acquiror under its officer and director indemnification procedures) those individuals who were officers or directors of the Company immediately prior to the Effective Time from any acts or omissions in such capacities prior to the

Effective Time, to the extent that such indemnification is provided pursuant to the Certificate of Incorporation or Bylaws of the Company on the date hereof and is permitted under the DGCL.

                                   SECTION 6
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

         The obligations of Acquiror to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the material representations and warranties of the Company contained in this Agreement and those agreements set forth in Section 6.5 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Dates except for those material representations and warranties as of a specific date, which shall be accurate in all material respects as of such date.

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 STOCKHOLDER APPROVAL. The Company shall have obtained in the manner prescribed by Section 5.10 above the Requisite Stockholder Approval and no Person who is a holder of Company Common Stock or Company Preferred Stock, other than Persons who in the aggregate hold not more than 10% of all the issued and outstanding shares of Company Common Stock as of the Closing Date, shall have given written notice of their intent to demand payment for their shares of Company Common Stock or Company Preferred Stock and shall not have voted for the Merger, pursuant to Section 262 of the Delaware General Corporation Law, Section 2115 of the GCLC or other applicable state law.

         6.4 CONSENTS. The Consents identified in Part 6.4 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

         6.5 AGREEMENTS AND DOCUMENTS. Acquiror and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a) Escrow Agreement in the form of Exhibit B, with such changes as may be reasonably requested by the Escrow Agent thereunder, executed on behalf of the Stockholders;

         (b) such legal and tax opinion(s) as the Parties shall agree, including a tax opinion of Ernst & Young, LLP, dated as of the Closing Date and addressed to Acquiror, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, if Ernst & Young, LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Womble Carlyle Sandridge & Rice, PLLC renders such opinion to Acquiror (it being understood that in rendering such opinion, Ernst & Young, LLP and Womble Carlyle Sandridge & Rice, PLLC, as the case may be, may rely upon the tax representation letters referred to in Section 5.7);

         (c) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5(d), 6.6, 6.8, and 6.9 have been duly satisfied;

         (d) written termination, effective as of the Effective Time, of those agreements referred to in Section 5.8(a) and (e); and

         (e) a stock power or other appropriate transfer documentation providing for the transfer of the share(s) of Belgium Sub common stock owned by David Tahmassebi to Acquiror or its designee.

         6.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company or its business, and no event shall have occurred or circumstance shall exist that, alone or in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Company or its business.

         6.7 HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Acquiror and the Federal Trade Commission or the Department of Justice pursuant to which Acquiror has agreed not consummate the Merger for a period of time; any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Acquiror or any of its Subsidiaries any damages that could reasonably be expected to be material to Acquiror; (c) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) which would materially and adversely affect the right of Acquiror, the Surviving Corporation or any Subsidiary of Acquiror to own the assets or operate the business of the Company; or (e) seeking to compel Acquiror or the Company, or any Subsidiary of Acquiror or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         6.10 CASH BALANCE. As of the Closing Date, the Company shall have an aggregate cash balance in its bank accounts of not less than $35,000,000 minus the sum of (A) and (B), where (A) is equal to $1,800,000 multiplied by a fraction the numerator of which is equal to the number of days between September 30, 2002 and the Closing Date and the denominator of which is equal to 30, and
(B) is equal to the amount set forth on Part 6.10 of the Company Disclosure Schedule.

         6.11 PAYMENT OF EXPENSES. Prior to the Effective Time, the Company shall have paid in full Credit Suisse First Boston for any and all obligations for which the Company is liable.

                                   SECTION 7
                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the material representations and warranties of Acquiror contained in this Agreement shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date except for those material representations and warranties as of a specific date, which shall be accurate in all material respects as of such date.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Acquiror is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 DOCUMENTS. The Company shall have received the following documents:

         (a) such legal and tax opinion(s) as the Parties shall agreement, including a tax opinion of Ernst & Young, LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, if Ernst & Young, LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Wilson, Sonsini, Goodrich & Rosati renders such opinion to the Company (it being understood that in rendering such opinion, Ernst & Young, LLP and Wilson Sonsini Goodrich & Rosati, as the case may be, may rely upon the tax representation letters referred to in Section 5.7); and

         (b) a certificate executed on behalf of Acquiror by an executive officer of Acquiror, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

         7.4 HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Acquiror and the Federal Trade Commission or the Department of Justice pursuant to which Acquiror has agreed not consummate the Merger for a period of time.

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

         7.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Acquiror or its business, and no event shall have occurred or circumstance shall exist that, alone or in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Acquiror or its business.

         7.7 PERMIT APPLICATION APPROVED; REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. Prior to the issuance of Acquiror Common Stock in accordance with Section 1.5 above, either (i) Acquiror shall have received a favorable determination in the Fairness Hearing and have been issued a Permit covering such shares of Acquiror Common Stock to the effect that the issuance qualifies for exemption under the 3(a)(10) exemption or (ii) the SEC shall have declared the S-4 effective and no stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

         7.8 EXCHANGE LISTING. Prior to the Effective Time, Acquiror shall have filed with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Acquiror Common Stock to be issued pursuant to the Merger.

                                   SECTION 8
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY STOCKHOLDERS. Subject to Sections 8.7 and 8.8, prior to the Effective Time, the Company, and after the Effective Time, the Company Stockholders jointly and severally but only to the extent of the Escrow Fund, shall indemnify, defend and hold harmless Acquiror (and, after the Closing, the Surviving Corporation) from, against, and with respect to any and all actions or causes of action, losses, damages (including without limitation all foreseeable and unforeseeable consequential damages), claims, obligations, liabilities, penalties, fines, costs and expenses (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following: (a) any breach of any of the representations or warranties of the Company contained in or made pursuant to this Agreement; or (b) any failure by the Company to perform or observe, or to have performed or observed, in full, any covenant or agreement to be performed or observed by the Company pursuant to this Agreement; (c) an amount equal to the excess of (i) the aggregate appraised value of any Dissenting Stock over
(ii)(A) the Average Price multiplied by (B) the number of shares of Acquiror Common Stock that would have been issuable to the holders of such Dissenting Stock pursuant to Section 1.5(a); or (d) any other matter contained in the Escrow Agreement with respect to which the Company Stockholders have agreed to indemnify Acquiror.

         8.2 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless Acquiror from, against and with respect to any and all Loss arising out of or in connection with any act or omission by the Company or a Stockholder resulting in termination of this Agreement by Acquiror pursuant to
Section 9.1(e) if such breach described therein was willful.

         8.3 INDEMNIFICATION BY ACQUIROR. Subject to Sections 8.7 and 8.8, Acquiror shall indemnify, defend and hold harmless the Company from, against and with respect to any Loss arising out of or in connection with any of the following: (a) any breach of any of the representations and warranties of Acquiror contained in or made pursuant to this Agreement; (b) any failure by Acquiror to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; or (c) any and all Loss arising out of or in connection with any act or omission by the Acquiror resulting in termination of this Agreement by Company pursuant to Section 9.1(f) if such breach described therein was willful.

         8.4 NOTICE OF CLAIM. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall notify as promptly as practicable the party from whom indemnity is sought (the "Indemnity Obligor"), and, if the Company Stockholders are the Indemnity Obligor, the Escrow Agent named in the Escrow Agreement, of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor and, if applicable, the Escrow Agent, as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted. Notice to the Company Stockholders shall be delivered to the Stockholders' Representatives.

         8.5 DEFENSE. If the facts pertaining to a Loss arise out of the claim of any third party (including, without limitation, any dissenting stockholder), or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense unless counsel to the Indemnified Party reasonably concludes that there would be a conflict of interest if counsel selected by the Indemnity Obligor represented the Indemnified Party in the matter. In such event, the fees of such separate counsel shall constitute a Loss. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

         8.6 OTHER REMEDIES. The foregoing indemnification provisions are in addition to, and not in derogation or limitation of, any other rights and remedies of the parties at law (other than money damages) or in equity (including specific performance).

         8.7 MAXIMUM INDEMNITY AMOUNT. Notwithstanding any other provision hereof, an Indemnified Party may recover the amount of any Loss from the Indemnity Obligator only if (but not only to the extent that) the amount of the Loss, when added to all other Losses incurred by the Indemnified Party, shall exceed $100,000. The liabilities of each Company Stockholder hereunder as an Indemnity Obligor shall further be limited to that portion of the Merger Consideration attributable to such Company Stockholder by virtue of the shares of Company Common Stock and Company Preferred Stock held by such Company
Stockholder that is held in escrow pursuant to the terms of the Escrow Agreement. In the event that Acquiror or the Surviving Corporation shall suffer a Loss subject to indemnity hereunder by the Company Stockholders, and Acquiror or the Surviving Corporation shall deliver a notice thereof as provided in
Section 8.4 to the Stockholders' Representative and the Escrow Agent, such Indemnified Party shall be entitled to recover up to the full amount of such Loss from the portion of the Merger Consideration held pursuant to the Escrow

Agreement, subject to the terms thereof.

         8.8 TIME LIMITATIONS. Any claim asserted pursuant to Section 8.1, 8.2 or 8.3 must be submitted to the Indemnity Obligor pursuant to Section 8.4 within one year after the Closing Date in order for there to be any obligation of the Indemnity Obligor to indemnify with respect to any such claim.

         8.9 WAIVER OF CONDITIONS. The waiver of any condition set forth in either Section 6 or Section 7 shall not prevent, bar or negatively impact the assertion of a Loss for which indemnification is sought pursuant to this Section 8.

                                   SECTION 9
                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the principal terms of the Merger by the Company's stockholders):

         (a) by mutual written consent of Acquiror and the Company;

         (b) by either Acquiror or the Company if the Merger shall not have been consummated by the End Date (as defined below in this Section 9.1) (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

         (c)  by  either  Acquiror  or  the  Company  if a  court  of  competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

         (d) by either Acquiror or the Company if the Company Stockholders shall have taken a final vote on, and shall not have approved by the Requisite Stockholder Approval, a proposal to approve the Agreement and the principal terms of the Merger; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure to obtain such Requisite Stockholder Approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

         (e) by Acquiror if (i) the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or at any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all commercially reasonable efforts to cure such inaccuracy or breach, then Acquiror may not terminate this Agreement under this Section 9.1(e) on account of such inaccuracy or breach prior to the End Date; or

         (f) by the Company if (i) any of Acquiror's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or at any subsequent date, any update of or modification to the Acquiror Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or
(ii) if any of Acquiror's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in Acquiror's representations and warranties or a breach of a covenant by Acquiror is curable by Acquiror and Acquiror is continuing to exercise all commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 9.1(f) on account of such inaccuracy or breach prior to the End Date.

For purposes of Section 9.1(b), the term "End Date" shall mean January 31, 2003; provided, however, that if on January 31, 2003 (i) (A) any waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated or there shall be in effect a voluntary agreement between Acquiror and the Federal Trade Commission or the Department of Justice pursuant to which Acquiror has agreed not to consummate the Merger for a period of time or a temporary restraining order issued upon the motion of the Federal Trade Commission or the Department of Justice is in effect precluding the consummation of the Merger, (B) any similar waiting period under any applicable foreign antitrust law or regulation shall not have expired or been terminated,
(C) any Consent required under any applicable foreign antitrust law or regulation shall not have been obtained, or (D) a final decision has not yet been rendered by the hearing examiner in the Fairness Hearing, and (ii) all other conditions contained in Section 6 and Section 7 that are not related to any of the matters referred to in clause "(A)", "(B)", "(C)" or "(D)" of this sentence shall have been satisfied or waived, then the End Date shall be March 31, 2003.

         9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) Section 8.2, this Section 9.2,
Section 9.3 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

         9.3 EXPENSES. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                   SECTION 10
                            MISCELLANEOUS PROVISIONS

         10.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Acquiror at any time prior to the Effective Time; provided, however, that after approval of the Merger by the

Company Stockholders no amendment may be made which by law requires further approval by the Company Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.2 WAIVER.

         (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to Section 8.8, all representations and warranties made by the Company or Acquiror in this Agreement or in any document, exhibit, schedule or certificate furnished pursuant hereto or in connection herewith, shall survive the Closing until the first anniversary of the Closing, at which time they shall expire. All covenants and agreements shall survive the Closing for the time periods set forth herein. The right to indemnification, payment of damages or other remedy based on the representations and warranties contained herein and on covenants, agreements and obligations herein of Acquiror, the Company or of any of the Stockholders will not be affected by any investigation conducted by such other party with respect to, or any knowledge acquired (or capable of being acquired) at any time by such other party, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, or any extension granted with respect thereto, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranty, covenant, agreement or obligation.

         10.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         10.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of North Carolina; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Middle District of North Carolina; (c) each of the parties, to the extent such waiver is enforceable under applicable law, irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.8.

         10.6 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         10.7 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that, except as provided in Section 1.11 above, neither this Agreement nor any of the rights hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights hereunder without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.8 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number (confirmed received by recipient) set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         If to Acquiror:

         Mr. David Norbury
         Chief Executive Officer
         7628 Thorndike Road
         Greensboro, North Carolina 27409

         Fax:  336-664-0484

         With a copy to:

         Jeffrey C. Howland, Esq.
         Womble Carlyle Sandridge & Rice, PLLC
         One West Fourth Street
         Post Office Drawer 84
         Winston-Salem, North Carolina 27102
         Fax: (336) 733-8371

         If to the Company:

         Mr. David Tahmassebi
         1754 Technology Drive, Suite 200
         San Jose, California 95110

         Fax:  408-436-3943

         With a copy to:

         Michael J. Kennedy, Esq.
         Wilson Sonsini Goodrich & Rosati
         One Market, Spear Street Tower
         San Francisco, California   94105
         Fax:  (415) 947-2099

         10.9 COOPERATION. The Company agrees to cooperate fully with Acquiror and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Acquiror to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         10.10 CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         (e) Each of the statements set forth in the Recitals to this Agreement are incorporated herein as the valid and binding representations of the party or parties to which they refer.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                          RF MICRO DEVICES, INC.

                          By: /s/ Jerry D. Neal
                              -------------------------------------------------
                                 Name: Jerry D. Neal
                                      -----------------------------------------
                                 Title: Executive Vice President of Marketing
                                        and Strategic Development
                                       ----------------------------------------



                          RESONEXT COMMUNICATIONS, INC.

                          By: /s/ David Tahmassebi
                              -------------------------------------------------
                                 Name:  David Tahmassebi
                                       ----------------------------------------
                                 Title: President and CEO
                                       ----------------------------------------


THE UNDERSIGNED STOCKHOLDER IS EXECUTING THIS AGREEMENT SOLELY FOR THE PURPOSE OF CONSENTING TO ACT AS THE STOCKHOLDERS' REPRESENTATIVE IN ACCORDANCE WITH
SECTION 1.8 ABOVE.
                          /s/ Robert B. Abbott
                          -------------------------------------------------
                          Name:  Robert B. Abbott

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIROR COMMON STOCK. "Acquiror Common Stock" shall mean the Common Stock, no par value, of Acquiror, with Acquiror Preferred Stock purchase rights attached and issued pursuant to the Rights Agreement, dated August 10, 2001, between Acquiror and First Union National Bank, as Rights Agent.

         ACQUIROR DISCLOSURE SCHEDULE. "Acquiror Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Acquiror and that has been delivered by Acquiror to the Company on the date of this Agreement and signed by the President of the Acquiror.

         ACQUIROR PREFERRED STOCK. "Acquiror Preferred Stock" shall mean the Preferred Stock, no par value, of Acquiror.

         ACQUIROR UNAUDITED BALANCE SHEET. "Acquiror Unaudited Balance Sheet" shall mean the unaudited consolidated balance sheet of Acquiror and its consolidated Subsidiaries as of June 30, 2002 included in the Acquiror SEC Documents.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Acquiror) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

         (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or
(iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

         (b) any sale, lease, exchange, transfer, license, acquisition or disposition of (i) any Company Subsidiary or (ii) any business or businesses or assets that constitute or account for 20% or more of the net revenues, net income or assets of the Company; or

         (c) any liquidation or dissolution of the Company or any Company Subsidiary.

         AFFILIATE. "Affiliate" of a specified Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with the specified Person; (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of the specified Person; (iii) any officer, director or partner of the specified Person; or (iv) if the specified Person is an officer, director or partner, any entity for which the specified Person acts in such capacity.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company and that has been delivered by the Company to Acquiror on the date of this Agreement and signed by the President of the Company.

         COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Preferred Stock, $0.001 par value per share, of the Company consisting of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as more fully described in the Sixth Amended and Restated Certificate of Incorporation of Resonext Communications, Inc.. Each of such series is referred to in the Agreement with the preface "Company" and the name of such series.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         COMPANY STOCKHOLDERS. "Company Stockholders" shall have the meaning provided in Section 1.5(d) of the Agreement.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HSR  ACT.  "HSR  Act"  shall  mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

         KNOWLEDGE. "Knowledge" shall mean, as used with respect to a Person, the personal knowledge, after due inquiry, of any executive officer, member of the board of directors, executive, manager, or other individual having responsibility for the operations of any significant business unit or internal function of such Person.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD).

         MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company or on Acquiror if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Company or any Company Subsidiary, or Acquiror or any Subsidiary of Acquiror, as applicable (in any case, the "Affected Party") or (ii) the ability of the Affected Party to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; PROVIDED, HOWEVER, that a "Material Adverse Effect" shall not be deemed to include any change, event, violation, inaccuracy, circumstance or effect (i) relating to the United States economy or United States financial markets in general; (ii) relating to the industry or industries in which such entity operates or conducts business; (iii) relating to compliance by the Affected Party or its Subsidiaries with the terms of this Agreement; or (iv) resulting from the announcement or pendency of the Merger.

         PERSON.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         REQUISITE STOCKHOLDER APPROVAL. "Requisite Stockholder Approval" shall have the meaning provided in Section 2.4 of this Agreement.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                               AMENDMENT NO. 1 TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is made and entered into as of November 21, 2002, by and between RF MICRO DEVICES, INC., a North Carolina corporation ("Acquiror"), and RESONEXT COMMUNICATIONS, INC., a Delaware corporation (the "Company"). Capitalized terms that are not otherwise defined shall have the meanings given to them in the Agreement and Plan of Merger and Reorganization between Acquiror and the Company dated as of October 15, 2002 (the "Original Agreement").

                                    RECITALS

         A. Acquiror and the Company have entered into the Original Agreement, which provides for a Merger of the Company into and with Acquiror.

         B. Acquiror has filed an Application  for  Qualification  of Securities with the Department of Corporations of the State of California (the "Department"), pursuant to Section 25121 of the California Securities Law of 1968; and in connection with its review of such Application, the Department has required that Section 1.13 of the Original Agreement be amended to reduce the Restricted Period applicable to certain Company Stockholders in connection with their sales of Merger Stock after the Effective Time.

         C. The respective boards of directors of Acquiror and the Company have approved this Amendment.

                                    AGREEMENT

         In consideration of the foregoing and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

         1. Section 1.13 of the Original Agreement is hereby amended as follows:

                  (a) Clause  (B)(y) of the proviso  that  follows  subparagraph
(a)(ii) of Section 1.13 is hereby amended to change "twelve months" to "90 days".

                  (b) Clause (ii) of the definition of "Restricted Period" in the penultimate sentence of Section 1.13(a) is hereby amended to change "24 months" to "180 days".

         2. Except as amended as provided for in this Amendment, the Original Agreement shall remain in full force and effect. All of the provisions of
Section 10 of the Original Agreement shall apply to this Amendment just as though Section 10 were set forth in full in this Amendment. The Original Agreement is hereby deemed to be further amended as necessary to conform it to the terms of this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                          RF MICRO DEVICES, INC.

                          By: /s/ William J. Pratt
                          ----------------------------------------------
                          Name: William J. Pratt
                          ----------------------------------------------
                          Title: Chief Technical Officer
                          ----------------------------------------------



                          RESONEXT COMMUNICATIONS, INC.

                          By:/s/ David Tahmassebi
                          ----------------------------------------------
                          Name: David Tahmassebi
                          ----------------------------------------------
                          Title: President and CEO
                          ----------------------------------------------